Exhibit 10.92

ASSIGNMENT AND ASSUMPTION OF

PURCHASE AND SALE AGREEMENT

This Assignment and Assumption of Purchase and Sale Agreement (“Assignment”) is entered into between KBS-Legacy Apartment Community REIT Venture, LLC, a Delaware limited liability company (“Assignor”), and KBS Capital Advisors LLC, a Delaware limited liability company (“Assignee”), as of November 18, 2013 (the “Effective Date”).

RECITALS

A.        Pursuant to the terms of that certain Purchase and Sale Agreement dated as of October 16, 2013, that certain First Amendment to Purchase and Sale Agreement dated as of October 28, 2013, and that certain Second Amendment to Purchase and Sale Agreement dated as of November 14, 2013 (collectively, the “Purchase Agreement”), Assignor agreed to acquire the Property (as such term is defined in the Purchase Agreement) commonly referred to as the Lofts at the Highlands Apartments in St. Louis, Missouri subject to and in accordance with the terms of the Purchase Agreement.

B.        Assignor desires to assign, without recourse, representation or warranty, all of its rights, benefits, liabilities and obligations arising under the Purchase Agreement (and related documents) to Assignee, and Assignee desires to assume all of said rights, benefits, liabilities and obligations.

NOW, THEREFORE, in consideration of the foregoing promises, the mutual undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1.        Recitals. The above recitals are incorporated herein by reference.

2.        Assignment and Assumption. Assignor hereby transfers, assigns and conveys, without recourse, representation or warranty, express or implied, the following to Assignee: i) all of Assignor’s rights, interests, liabilities and obligations in and to the Property, ii) all of Assignor’s rights, interests, liabilities and obligations under the Purchase Agreement (and related documents), and iii) all of Assignor’s rights in and to the Earnest Money Note (as defined in the Purchase Agreement) previously deposited into escrow by Assignor for the benefit of Assignor to enable satisfaction of the Purchase Agreement requirements. Assignee hereby assumes all such rights, interests, liabilities and obligations, and joins in all representations, warranties, releases, and indemnities, of Assignor under the Purchase Agreement (and related documents) relating to the Property, the Purchase Agreement (and related documents) and the Earnest Money Note assigned to it above.

3.        Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties’ successors and assigns.

4.        Attorneys’ Fees. In the event of any controversy, claim, dispute, arbitration, or litigation between the parties hereto to enforce or interpret any of the provisions of this Assignment or any right of either party hereto, the non-prevailing party to such controversy, claim, dispute, arbitration or litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees and costs, court or dispute resolution costs, arbitrator’s, mediator’s, consultant’s and expert witness’ fees and costs incurred by the prevailing party, including, without limitation, fees incurred during trial or resolution of any action or dispute and any fees incurred as a result of an appeal from a judgment entered in any such matter. A prevailing party shall include without limitation (a) a party who dismisses an action in exchange for sums due, or (b) the party determined to be the prevailing party by a court of law. The terms of this Section 4 shall survive the termination of the Purchase Agreement.

5.        Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission or other electronic means and such shall be deemed effective as if original. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

[REMAINDER OF PAGE IS INTENTIONALLY BLANK.

SIGNATURES FOLLOW.]

IN WITNESS WHEREOF, the undersigned have duly executed this Assignment and Assumption of Purchase and Sale Agreement to be effective as of the Effective Date set forth above.

ASSIGNOR:

KBS-Legacy Apartment Community REIT Venture, LLC, a Delaware limited liability company

By:	LEGACY PARTNERS RESIDENTIAL REALTY LLC,
a Delaware limited liability company,
its managing member

	By:	/s/ Guy K. Hays
Guy K. Hays, as Trustee of the Hays 2009
Revocable Trust u/d/t dated November 12, 2009, a Managing Member

ASSIGNEE:

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

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